UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 28, 2006

SCHNITZER STEEL INDUSTRIES, INC.
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(Exact name of registrant as specified in its charter)

OREGON --------------------------- (State or other jurisdiction of incorporation)	0-22496 --------------------------- (Commission File Number)	93-0341923 --------------------------- (I.R.S. Employer Identification No.)

3200 N.W. Yeon Ave. P.O. Box 10047 Portland, OR --------------------------- (Address of principal executive offices)	97296-0047 --------------------------- (Zip Code)

(503) 224-9900
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(Registrant’s telephone number, including area code)

NO CHANGE
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On February 28, 2006, the Board of Directors (the “Board”) of Schnitzer Steel Industries, Inc. (the “Company”) increased the number of directors on the Board from ten to eleven and elected William D. Larsson as a director of the Company. Mr. Larsson was elected on the recommendation of the Nominating and Corporate Governance Committee (the “Committee”) of the Board of the Company. The Committee has determined that Mr. Larsson qualifies as an independent director under the NASDAQ rules. Mr. Larsson’s term as director will continue until the date of the Company’s 2007 annual meeting of shareholders or until his successor is elected and qualified. It has not yet been determined if Mr. Larsson will become a member of any committees of the Board.

A copy of the press release relating to the appointment of Mr. Larsson as a director of the Company is attached hereto as exhibit 99.1

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

99.1	Press Release dated March 3, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHNITZER STEEL INDUSTRIES, INC.
(Registrant)

Date: March 3, 2006	By:	/s/ Gregory J. Witherspoon
Name: Gregory J. Witherspoon
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 3, 2006.